Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2017 FIRST QUARTER EARNINGS

TUPELO, MISSISSIPPI (April 25, 2017) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the first quarter of 2017. Net income for the first quarter of 2017 was approximately $24.0 million, up 12.99%, as compared to $21.2 million for the first quarter of 2016. Basic and diluted earnings per share (“EPS”) were $0.54 for the first quarter of 2017, as compared to basic and diluted EPS of $0.53 and $0.52, respectively, for the first quarter of 2016.

The Company incurred expenses and charges in connection with certain transactions that are considered to be infrequent or non-recurring in nature. The following table presents the impact of these charges on reported EPS for the dates presented (in thousands):

	Three months ended March 31, 2017			Three months ended March 31, 2016
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$345	$235	$0.01	$948	$634	$0.02
Debt prepayment penalty	205	140	—	—	—	—

On January 17, 2017, the Company and Metropolitan BancGroup, Inc. (“Metropolitan”), the parent company of Metropolitan Bank, jointly announced the signing of a definitive merger agreement pursuant to which the Company will acquire Metropolitan in an all-stock merger transaction. Metropolitan operates eight offices in Nashville and Memphis, Tennessee and the Jackson, Mississippi MSA. As of March 31, 2017, Metropolitan had approximately $1.2 billion in total assets, which included approximately $929.7 million in total loans and approximately $945.1 million in total deposits.

On February 22, 2017, the Company redeemed $10.3 million in subordinated debentures for an aggregate amount of $10.5 million, which included a prepayment penalty of $205 thousand. Prior to the redemption, the Company obtained all required board and regulatory approval.

“The first quarter of 2017 was an active quarter for our Company, and we are very pleased to report excellent results. Our results for the first quarter of 2017 include a record quarterly net income and a continuation of increasing profitability metrics as our return on average tangible assets was 1.23%,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “In January, we announced our proposed acquisition of Metropolitan, which will expand our presence in Mississippi and Tennessee. We have received all federal bank regulatory approvals necessary to complete the proposed merger and are now focusing on securing the required approval of Metropolitan shareholders. Both Metropolitan and we have experienced positive reaction from our clients and associates in response to our proposed acquisition.”

First quarter of 2017 highlights include the following:

Profitability Metrics

•	Total assets were $8.8 billion at March 31, 2017, as compared to $8.7 billion at December 31, 2016, and $8.1 billion at March 31, 2016.

•
Total loans increased $36.3 million to $6.2 billion at March 31, 2017, from December 31, 2016; total loans were $5.6 billion at March 31, 2016. Loans not acquired increased $123.7 million to $4.8 billion at March 31, 2017 from December 31, 2016, which represents an annualized growth rate of 10.65%. For the first quarter of 2017, the yield on total loans was 4.82% compared to 5.07% for the fourth quarter of 2016 and 4.93% for the first quarter of 2016. The following table reconciles the reported loan yield to the adjusted loan yield excluding the impact from interest income collected on problem loans and purchase accounting adjustments on acquired loans for the periods presented (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Taxable equivalent interest income on loans (as reported)	$73,710	$78,267	$67,223
Net interest income collected on problem loans	567	1,971	622
Accretable yield recognized on purchased loans(1)	5,604	8,092	6,097
Interest income on loans (adjusted)	$67,539	$68,204	$60,504

Average loans	$6,198,705	$6,147,077	$5,482,167

Loan yield, as reported	4.82%	5.07%	4.93%
Loan yield, adjusted	4.42%	4.41%	4.44%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from acquired loans of $2,741, $4,728 and $1,871 for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively, which increased loan yield by 18 basis points, 30 basis points and 13 basis points for the same periods, respectively.

•
Total deposits increased to $7.2 billion at March 31, 2017, from $7.1 billion at December 31, 2016, and $6.4 billion at March 31, 2016. Noninterest-bearing deposits averaged $1.6 billion, or 21.83% of average deposits, for the first quarter of 2017, compared to $1.3 billion, or 20.99% of average deposits, for the same period in 2016. For the first quarter of 2017, the cost of total deposits was 29 basis points, as compared to 28 basis points for the fourth quarter of 2016 and 25 basis points for the first quarter of 2016.

•
Net interest income was $74.0 million for the first quarter of 2017, as compared to $78.0 million for the fourth quarter of 2016 and $70.1 million for the first quarter of 2016. Net interest margin was 4.01% for the first quarter of 2017, as compared to 4.24% for the fourth quarter of 2016 and 4.21% for the first quarter of 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on loans for the periods presented (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Taxable equivalent net interest income (as reported)	$75,907	$79,774	$71,804
Net interest income collected on problem loans	567	1,971	622
Accretable yield recognized on purchased loans (1)	5,604	8,092	6,097
Net interest income (adjusted)	$69,736	$69,711	$65,085

Average earning assets	$7,668,582	$7,483,222	$6,863,905

Net interest margin, as reported	4.01%	4.24%	4.21%
Net interest margin, adjusted	3.69%	3.71%	3.81%

(1)	Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from acquired loans of $2,741, $4,728 and $1,871 for the three months ended March 31, 2017,

December 31, 2016, and March 31, 2016, respectively, which increased net interest margin by 14 basis points, 25 basis points and 11 basis points for the same periods, respectively.

Included in net interest margin is the impact from excess cash generated from the increase in average deposits during the first quarter of 2017. This excess cash was included in short-term investments and reduced our net interest margin by 10 basis points when compared to the fourth quarter of 2016.

•
Noninterest income for the first quarter of 2017 was $32.0 million, as compared to $30.3 million for the fourth quarter of 2016 and $33.3 million for the first quarter of 2016. Mortgage banking income was $10.5 million for the first quarter of 2017, as compared to $8.3 million for the fourth quarter of 2016 and $11.9 million for the first quarter of 2017.

•
Noninterest expense was $69.3 million for the first quarter of 2017, as compared to $71.6 million for the fourth quarter of 2016 and $69.8 million for the first quarter of 2016. Excluding nonrecurring charges for merger and conversion expenses and debt prepayment penalties, noninterest expense remained relatively flat when compared to the first quarter of 2016.

The following table presents the Company’s profitability metrics for the quarter ending March 31, 2017, including and excluding the impact of after-tax merger and conversion expenses:

	As Reported	Excluding Merger and Conversion Expenses and Debt Prepayment Penalties
Return on average assets	1.11%	1.13%
Return on average tangible assets	1.23%	1.25%
Return on average equity	7.80%	7.92%
Return on average tangible equity	13.48%	13.68%

Asset Quality Metrics
Total nonperforming assets were $56.5 million at March 31, 2017, a decrease of $2.3 million from December 31, 2016, and a decrease of $21.1 million from March 31, 2016, and consisted of $35.2 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $21.3 million in OREO.

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “acquired nonperforming assets”) were $20.4 million and $16.3 million, respectively, at March 31, 2017, as compared to $22.2 million and $17.4 million, respectively, at December 31, 2016, and $30.2 million and $20.4 million, respectively, at March 31, 2016. The acquired nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios primarily focuses on non-acquired nonperforming assets.

•
Non-acquired nonperforming loans increased to $14.8 million, or 0.31% of total non-acquired loans, at March 31, 2017, from $13.4 million, or 0.28% of total non-acquired loans, at December 31, 2016. These loans were $14.2 million, or 0.35% of total non-aquired loans, at March 31, 2016. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.16% at March 31, 2017, as compared to 0.23% at December 31, 2016, and at 0.17% March 31, 2016.

•
Non-acquired OREO was $5.1 million at March 31, 2017, as compared to $5.9 million at December 31, 2016, and $12.8 million at March 31, 2016. Non-acquired OREO sales totaled $1.2 million in the first quarter of 2017 and $5.8 million over the final three quarters of 2016.

•
The allowance for loan losses represents 0.69% of total loans at both March 31, 2017, and December 31, 2016, and 0.77% at March 31, 2016. The allowance for loan losses represents 0.89% of nonaquired loans at March 31, 2017, as compared to 0.91% at December 31, 2016, and 1.05% at March 31, 2016.

◦
Net loan charge-offs were $1.3 million, or 0.09% of average total loans, for the first quarter of 2017, as compared to $4.8 million, or 0.31% of average total loans, for the fourth quarter of 2016 and $1.4 million, or 0.10% of average total loans, for the first quarter of 2016. The decrease quarter over quarter is attributable to the final resolution of several problem credits in the fourth quarter of 2016.

◦	Provision for loan losses was $1.5 million for the first quarter of 2017, as compared to $1.7 million for the fourth quarter of 2016 and $1.8 million for the first quarter of 2016.

Capital Metrics

•
At March 31, 2017, Tier 1 leverage capital ratio was 10.39%, Common Equity Tier 1 ratio was 11.69%, Tier 1 risk-based capital ratio was 12.93%, and total risk-based capital ratio was 15.11%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•	Tangible common equity ratio was 9.16% at March 31, 2017, as compared to 9.00% at December 31, 2016.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, April 26, 2017.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst170426.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation First Quarter

Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year.  Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10105028 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 10, 2017.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 113-year-old financial services institution. Renasant has assets of approximately $8.8 billion and operates more than 170 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.

The Company’s management uses certain non-GAAP financial measures to adjust GAAP financial measures to exclude purchase accounting adjustments and interest income collected, net of interest foregone, on problem loans from loan interest income when calculating the Company’s taxable equivalent loan yields and net interest margin, respectively. Management uses these non-GAAP financial measures to evaluate ongoing operating results and to assess ongoing profitability. The reconciliations from GAAP to non-GAAP for these financial measures are included with the presentation of the non-GAAP financial measure itself.

Certain other non-GAAP financial measures that adjust GAAP financial measures to exclude intangible assets as well as merger and conversion expenses, debt prepayment penalties and other charges that the Company considers to be non-recurring in nature. These non-GAAP financial measures are return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio. The Company’s management uses these non-GAAP financial measures to evaluate net income from our ongoing business and capital utilization. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

The Company also believes that all of the foregoing non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2017 -	For The Three Months Ending
	2017	2016				Q4 2016	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Statement of earnings
Interest income - taxable equivalent basis	$83,781	$87,564	$84,786	$85,783	$78,009	(4.32)	$83,781	$78,009	7.40
Interest income	$81,889	$85,840	$83,032	$84,008	$76,259	(4.60)	$81,889	$76,259	7.38
Interest expense	7,874	7,791	7,301	6,851	6,205	1.07	7,874	6,205	26.90
Net interest income	74,015	78,049	75,731	77,157	70,054	(5.17)	74,015	70,054	5.65
Provision for loan losses	1,500	1,650	2,650	1,430	1,800	(9.09)	1,500	1,800	(16.67)
Net interest income after provision	72,515	76,399	73,081	75,727	68,254	(5.08)	72,515	68,254	6.24
Service charges on deposit accounts	7,931	8,163	8,200	7,521	7,991	(2.84)	7,931	7,991	(0.75)
Fees and commissions on loans and deposits	5,199	4,772	4,921	4,877	4,244	8.95	5,199	4,244	22.50
Insurance commissions and fees	1,860	1,951	2,420	2,175	1,962	(4.66)	1,860	1,962	(5.20)
Wealth management revenue	2,884	2,849	3,040	2,872	2,891	1.23	2,884	2,891	(0.24)
Securities gains (losses)	—	—	—	1,257	(71)	—	—	(71)	(100.00)
Mortgage banking income	10,504	8,262	15,846	13,420	11,915	27.14	10,504	11,915	(11.84)
Other	3,643	4,258	3,845	3,464	4,370	(14.44)	3,643	4,370	(16.64)
Total noninterest income	32,021	30,255	38,272	35,586	33,302	5.84	32,021	33,302	(3.85)
Salaries and employee benefits	42,209	39,966	44,702	45,387	42,393	5.61	42,209	42,393	(0.43)
Data processing	4,234	4,503	4,560	4,502	4,158	(5.97)	4,234	4,158	1.83
Occupancy and equipment	9,319	8,809	8,830	8,531	8,224	5.79	9,319	8,224	13.31
Other real estate	533	1,585	1,540	1,614	957	(66.37)	533	957	(44.31)
Amortization of intangibles	1,563	1,624	1,684	1,742	1,697	(3.76)	1,563	1,697	(7.90)
Merger and conversion related expenses	345	—	268	2,807	948	100.00	345	948	(63.61)
Debt extinguishment penalty	205	—	2,210	329	—	100.00	205	—	100.00
Loss share termination	—	2,053	—	—	—	(100.00)	—	—	—
Other	10,901	13,018	12,674	12,347	11,437	(16.26)	10,901	11,437	(4.69)
Total noninterest expense	69,309	71,558	76,468	77,259	69,814	(3.14)	69,309	69,814	(0.72)
Income before income taxes	35,227	35,096	34,885	34,054	31,742	0.37	35,227	31,742	10.98
Income taxes	11,255	11,461	11,706	11,154	10,526	(1.80)	11,255	10,526	6.93
Net income	$23,972	$23,635	$23,179	$22,900	$21,216	1.43	$23,972	$21,216	12.99
Basic earnings per share	$0.54	$0.56	$0.55	$0.54	$0.53	(3.57)	$0.54	$0.53	1.89
Diluted earnings per share	0.54	0.55	0.55	0.54	0.52	(1.82)	0.54	0.52	3.85
Average basic shares outstanding	44,364,337	42,441,588	42,091,164	42,066,168	40,324,475	4.53	44,364,337	40,324,475	10.02
Average diluted shares outstanding	44,480,499	42,636,325	42,310,358	42,303,626	40,559,145	4.33	44,480,499	40,559,145	9.67
Common shares outstanding	44,394,707	44,332,273	42,102,224	42,085,690	40,373,753	0.14	44,394,707	40,373,753	9.96
Cash dividend per common share	$0.18	$0.18	$0.18	$0.18	$0.17	—	$0.18	$0.17	5.88
Performance ratios
Return on avg shareholders' equity	7.80%	8.14%	8.12%	8.21%	8.12%		7.80%	8.12%
Return on avg tangible s/h's equity (1)	13.48%	14.90%	15.15%	15.57%	15.58%		13.48%	15.58%
Return on avg assets	1.11%	1.09%	1.08%	1.08%	1.07%		1.11%	1.07%
Return on avg tangible assets (2)	1.23%	1.22%	1.20%	1.20%	1.20%		1.23%	1.20%
Net interest margin (FTE)	4.01%	4.24%	4.15%	4.29%	4.21%		4.01%	4.21%
Yield on earning assets (FTE)	4.43%	4.66%	4.54%	4.66%	4.57%		4.43%	4.57%
Cost of funding	0.43%	0.42%	0.40%	0.38%	0.37%		0.43%	0.37%
Average earning assets to average assets	87.55%	87.10%	86.82%	86.59%	86.21%		87.55%	86.21%
Average loans to average deposits	86.81%	88.89%	89.40%	87.73%	87.39%		86.81%	87.39%
Noninterest income (less securities gains/
losses) to average assets	1.48%	1.40%	1.78%	1.62%	1.69%		1.48%	1.69%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.18%	3.22%	3.44%	3.49%	3.48%		3.18%	3.48%
Net overhead ratio	1.70%	1.82%	1.66%	1.87%	1.79%		1.70%	1.79%
Efficiency ratio (FTE) (4)	62.26%	61.69%	62.46%	63.91%	63.86%		62.26%	63.86%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2017	For The Three Months Ending
	2017	2016				Q4 2016	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Average Balances
Total assets	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	1.95	$8,759,448	$7,961,700	10.02
Earning assets	7,668,582	7,483,222	7,433,461	7,396,283	6,863,905	2.48	7,668,582	6,863,905	11.72
Securities	1,043,697	1,034,270	1,045,905	1,111,831	1,103,504	0.91	1,043,697	1,103,504	(5.42)
Mortgage loans held for sale	112,105	184,583	241,314	306,011	217,200	(39.27)	112,105	217,200	(48.39)
Loans, net of unearned	6,198,705	6,147,077	6,048,017	5,897,650	5,482,167	0.84	6,198,705	5,482,167	13.07
Intangibles	493,816	495,404	497,064	499,503	473,852	(0.32)	493,816	473,852	4.21
Noninterest-bearing deposits	$1,558,809	$1,564,150	$1,510,309	$1,477,380	$1,316,495	(0.34)	$1,558,809	$1,316,495	18.41
Interest-bearing deposits	5,581,853	5,351,354	5,255,102	5,245,406	4,956,983	4.31	5,581,853	4,956,983	12.61
Total deposits	7,140,662	6,915,505	6,765,411	6,722,786	6,273,478	3.26	7,140,662	6,273,478	13.82
Borrowed funds	282,008	412,589	550,222	594,459	539,078	(31.65)	282,008	539,078	(47.69)
Shareholders' equity	1,246,903	1,155,749	1,135,073	1,121,298	1,050,668	7.89	1,246,903	1,050,668	18.68

						Q1 2017 -	As of
	2017	2016				Q4 2016	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Balances at period end
Total assets	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	0.75	$8,764,711	$8,146,229	7.59
Earning assets	7,690,045	7,556,760	7,409,068	7,396,888	7,045,179	1.76	7,690,045	7,045,179	9.15
Securities	1,044,862	1,030,530	1,039,957	1,063,592	1,101,820	1.39	1,044,862	1,101,820	(5.17)
Mortgage loans held for sale	158,619	177,866	189,965	276,782	298,365	(10.82)	158,619	298,365	(46.84)
Loans not acquired	4,834,085	4,710,385	4,526,026	4,292,549	4,074,413	2.63	4,834,085	4,074,413	18.64
Loans acquired and covered by FDIC loss-share agreements	—	—	30,533	42,171	44,989	—	—	44,989	(100.00)
Loans acquired and not covered by FDIC loss-share agreements	1,401,720	1,489,137	1,548,674	1,630,709	1,453,328	(5.87)	1,401,720	1,453,328	(3.55)
Total loans	6,235,805	6,199,522	6,105,233	5,965,429	5,572,730	0.59	6,235,805	5,572,730	11.90
Intangibles	493,045	494,608	496,233	497,917	476,539	(0.32)	493,045	476,539	3.46
Noninterest-bearing deposits	$1,579,581	$1,561,357	$1,514,820	$1,459,383	$1,384,503	1.17	$1,579,581	$1,384,503	14.09
Interest-bearing deposits	5,651,269	5,497,780	5,302,978	5,243,104	5,046,874	2.79	5,651,269	5,046,874	11.98
Total deposits	7,230,850	7,059,137	6,817,798	6,702,487	6,431,377	2.43	7,230,850	6,431,377	12.43
Borrowed funds	202,006	312,135	469,580	588,650	561,671	(35.28)	202,006	561,671	(64.03)
Shareholders' equity	1,251,065	1,232,883	1,142,247	1,124,256	1,053,178	1.47	1,251,065	1,053,178	18.79
Market value per common share	$39.69	$42.22	$33.63	$32.33	$32.91	(5.99)	$39.69	$32.91	20.60
Book value per common share	28.18	27.81	27.13	26.71	26.09	1.33	28.18	26.09	8.03
Tangible book value per common share	17.07	16.65	15.34	14.88	14.28	2.53	17.07	14.28	19.55
Shareholders' equity to assets (actual)	14.27%	14.17%	13.37%	13.18%	12.93%		14.27%	12.93%
Tangible capital ratio (3)	9.16%	9.00%	8.03%	7.80%	7.52%		9.16%	7.52%
Leverage ratio	10.39%	10.59%	9.38%	9.18%	9.19%		10.39%	9.19%
Common equity tier 1 capital ratio	11.69%	11.48%	10.16%	10.12%	9.88%		11.69%	9.88%
Tier 1 risk-based capital ratio	12.93%	12.86%	11.57%	11.55%	11.38%		12.93%	11.38%
Total risk-based capital ratio	15.11%	15.03%	13.84%	12.31%	12.17%		15.11%	12.17%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2017 -	As of
	2017	2016				Q4 2016	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Loans not acquired
Commercial, financial, agricultural	$626,237	$589,290	$554,151	$530,258	$520,463	6.27	$626,237	$520,463	20.32
Lease Financing	47,816	46,841	45,510	43,116	41,937	2.08	47,816	41,937	14.02
Real estate- construction	378,061	483,926	415,934	381,690	325,188	(21.88)	378,061	325,188	16.26
Real estate - 1-4 family mortgages	1,485,663	1,422,543	1,388,066	1,328,948	1,263,879	4.44	1,485,663	1,263,879	17.55
Real estate - commercial mortgages	2,203,639	2,075,137	2,030,626	1,918,778	1,836,053	6.19	2,203,639	1,836,053	20.02
Installment loans to individuals	92,669	92,648	91,739	89,759	86,893	0.02	92,669	86,893	6.65
Loans, net of unearned	$4,834,085	$4,710,385	$4,526,026	$4,292,549	$4,074,413	2.63	$4,834,085	$4,074,413	18.64
Loans acquired and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$—	$—	$14	$607	$624	—	$—	$624	—
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	—	83	86	—	—	86	—
Real estate - 1-4 family mortgages	—	—	30,304	34,640	36,350	—	—	36,350	—
Real estate - commercial mortgages	—	—	180	6,790	7,870	—	—	7,870	—
Installment loans to individuals	—	—	35	51	59	—	—	59	—
Loans, net of unearned	$—	$—	$30,533	$42,171	$44,989	—	$—	$44,989	—
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$115,229	$128,200	$139,961	$152,071	$133,847	(10.12)	$115,229	$133,847	(13.91)
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	35,673	68,753	71,704	70,958	52,300	(48.11)	35,673	52,300	(31.79)
Real estate - 1-4 family mortgages	431,904	452,447	452,274	485,458	477,266	(4.54)	431,904	477,266	(9.50)
Real estate - commercial mortgages	804,790	823,758	864,825	898,108	763,587	(2.30)	804,790	763,587	5.40
Installment loans to individuals	14,124	15,979	19,910	24,114	26,328	(11.61)	14,124	26,328	(46.35)
Loans, net of unearned	$1,401,720	$1,489,137	$1,548,674	$1,630,709	$1,453,328	(5.87)	$1,401,720	$1,453,328	(3.55)
Asset quality data
Assets not acquired:
Nonaccrual loans	$12,629	$11,273	$12,454	$10,591	$11,690	12.03	$12,629	$11,690	8.03
Loans 90 past due or more	2,175	2,079	2,315	1,428	2,495	4.62	2,175	2,495	(12.83)
Nonperforming loans	14,804	13,352	14,769	12,019	14,185	10.87	14,804	14,185	4.36
Other real estate owned	5,056	5,929	8,429	9,575	12,810	(14.72)	5,056	12,810	(60.53)
Nonperforming assets not acquired	$19,860	$19,281	$23,198	$21,594	$26,995	3.00	$19,860	$26,995	(26.43)
Assets acquired and subject to loss share:
Nonaccrual loans	$—	$—	$1,628	$2,060	$2,708	—	$—	$2,708	—
Loans 90 past due or more	—	—	786	2,076	4,343	—	—	4,343	—
Nonperforming loans	—	—	2,414	4,136	7,051	—	—	7,051	—
Other real estate owned	—	—	926	2,618	1,373	—	—	1,373	—
Nonperforming assets acquired and subject to loss share	$—	$—	$3,340	$6,754	$8,424	—	$—	$8,424	—
Assets acquired and not subject to loss share:
Nonaccrual loans	$8,495	$11,347	$12,105	$13,312	$12,368	(25.13)	$8,495	$12,368	(31.31)
Loans 90 past due or more	11,897	10,815	12,619	13,650	10,805	10.00	11,897	10,805	10.11
Nonperforming loans	20,392	22,162	24,724	26,962	23,173	(7.99)	20,392	23,173	(12.00)
Other real estate owned	16,266	17,370	16,973	17,146	19,051	(6.36)	16,266	19,051	(14.62)
Nonperforming assets acquired	$36,658	$39,532	$41,697	$44,108	$42,224	7.27	$36,658	$42,224	(13.18)
Net loan charge-offs (recoveries)	$1,314	$4,837	$824	$191	$1,378	(72.83)	$1,314	$1,378	(4.64)
Allowance for loan losses	$42,923	$42,737	$45,924	$44,098	$42,859	0.44	$42,923	$42,859	0.15
Annualized net loan charge-offs / average loans	0.09%	0.31%	0.05%	0.01%	0.10%		0.09%	0.10%
Nonperforming loans / total loans*	0.56%	0.57%	0.69%	0.72%	0.80%		0.56%	0.80%
Nonperforming assets / total assets*	0.64%	0.68%	0.80%	0.85%	0.95%		0.64%	0.95%
Allowance for loan losses / total loans*	0.69%	0.69%	0.75%	0.74%	0.77%		0.69%	0.77%
Allowance for loan losses / nonperforming loans*	121.95%	120.34%	109.59%	102.28%	96.51%		121.95%	96.51%
Nonperforming loans / total loans**	0.31%	0.28%	0.33%	0.28%	0.35%		0.31%	0.35%
Nonperforming assets / total assets**	0.23%	0.22%	0.27%	0.25%	0.33%		0.23%	0.33%
Allowance for loan losses / total loans**	0.89%	0.91%	1.01%	1.03%	1.05%		0.89%	1.05%
Allowance for loan losses / nonperforming loans**	289.94%	320.08%	310.95%	366.90%	302.14%		289.94%	302.14%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Not purchased	$4,752,628	$51,143	4.36%	$4,612,237	$50,073	4.32%	$3,939,690	$43,154	4.41%
Purchased	1,446,077	22,567	6.33	1,513,122	27,808	7.31	1,458,167	22,934	6.33
Purchased and covered(1)	—	—	—	21,718	386	7.07	84,310	1,135	5.41
Total loans	6,198,705	73,710	4.82	6,147,077	78,267	5.07	5,482,167	67,223	4.93
Mortgage loans held for sale	112,105	1,148	4.15	184,583	1,627	3.51	217,200	2,372	4.39
Securities:
Taxable(2)	704,805	4,070	2.34	688,268	3,430	1.98	748,516	4,136	2.22
Tax-exempt	338,892	4,297	5.14	346,002	4,089	4.70	354,988	4,206	4.77
Total securities	1,043,697	8,367	3.25	1,034,270	7,519	2.89	1,103,504	8,342	3.04
Interest-bearing balances with banks	314,075	556	0.72	117,292	151	0.51	61,034	72	0.47
Total interest-earning assets	7,668,582	83,781	4.43	7,483,222	87,564	4.66	6,863,905	78,009	4.57
Cash and due from banks	131,874			118,851			138,389
Intangible assets	493,816			495,404			473,852
FDIC loss-share indemnification asset	—			2,693			6,407
Other assets	465,176			491,625			479,147
Total assets	$8,759,448			$8,591,795			$7,961,700
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(3)	3,410,606	1,813	0.22	3,184,949	1,597	0.20	2,956,050	1,341	0.18
Savings deposits	553,985	96	0.07	538,323	96	0.07	507,909	89	0.07
Time deposits	1,617,262	3,240	0.81	1,628,082	3,145	0.77	1,493,024	2,530	0.68
Total interest-bearing deposits	5,581,853	5,149	0.37	5,351,354	4,838	0.36	4,956,983	3,960	0.32
Borrowed funds	282,008	2,725	3.92	412,589	2,952	2.85	539,078	2,245	1.67
Total interest-bearing liabilities	5,863,861	7,874	0.54	5,763,943	7,790	0.54	5,496,061	6,205	0.45
Noninterest-bearing deposits	1,558,809			1,564,150			1,316,495
Other liabilities	89,875			107,953			98,476
Shareholders’ equity	1,246,903			1,155,749			1,050,668
Total liabilities and shareholders’ equity	$8,759,448			$8,591,795			$7,961,700
Net interest income/ net interest margin		$75,907	4.01%		$79,774	4.24%		$71,804	4.21%

(1) Represents information associated with purchased loans covered under loss sharing agreements prior to their termination on December 8, 2016.
(2) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(3) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
		RECONCILIATION OF GAAP TO NON-GAAP
						Three Months Ended
	2017	2016				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016
Net income (GAAP)	$23,972	$23,635	$23,179	$22,900	$21,216	$23,972	$21,216
Amortization of intangibles, net of tax	1,064	1,094	1,119	1,171	1,134	1,064	1,134
Tangible net income (non-GAAP)	$25,036	$24,729	$24,298	$24,071	$22,350	$25,036	$22,350

Average shareholders' equity (GAAP)	$1,246,903	$1,155,749	$1,135,073	$1,121,298	$1,050,668	$1,246,903	$1,050,668
Intangibles	493,816	495,404	497,064	499,503	473,852	493,816	473,852
Average tangible s/h's equity (non-GAAP)	$753,087	$660,345	$638,009	$621,795	$576,816	$753,087	$576,816

Average total assets (GAAP)	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	$8,759,448	$7,961,700
Intangibles	493,816	495,404	497,064	499,503	473,852	493,816	473,852
Average tangible assets (non-GAAP)	$8,265,632	$8,096,391	$8,065,135	$8,042,315	$7,487,848	$8,265,632	$7,487,848

Actual shareholders' equity (GAAP)	$1,251,065	$1,232,883	$1,142,247	$1,124,256	$1,053,178	$1,251,065	$1,053,178
Intangibles	493,045	494,608	496,233	497,917	476,539	493,045	476,539
Actual tangible s/h's equity (non-GAAP)	$758,020	$738,275	$646,014	$626,339	$576,639	$758,020	$576,639

Actual total assets (GAAP)	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	$8,767,411	$8,146,229
Intangibles	493,045	494,608	496,233	497,917	476,539	493,045	476,539
Actual tangible assets (non-GAAP)	$8,271,666	$8,205,243	$8,046,238	$8,031,649	$7,669,690	$8,271,666	$7,669,690

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	7.80%	8.14%	8.12%	8.21%	8.12%	7.80%	8.12%
Effect of adjustment for intangible assets	5.69%	6.76%	7.03%	7.36%	7.46%	5.69%	7.46%
Return on avg tangible s/h's equity (non-GAAP)	13.48%	14.90%	15.15%	15.57%	15.58%	13.48%	15.58%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.11%	1.09%	1.08%	1.08%	1.07%	1.11%	1.07%
Effect of adjustment for intangible assets	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.13%
Return on average tangible assets (non-GAAP)	1.23%	1.22%	1.20%	1.20%	1.20%	1.23%	1.20%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	14.27%	14.17%	13.37%	13.18%	12.93%	14.27%	12.93%
Effect of adjustment for intangible assets	5.11%	5.17%	5.34%	5.38%	5.41%	5.11%	5.41%
Tangible capital ratio (non-GAAP)	9.16%	9.00%	8.03%	7.80%	7.52%	9.16%	7.52%

		CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$83,781	$87,564	$84,786	$85,783	$78,009	$83,781	$78,009
Interest expense	7,874	7,791	7,301	6,851	6,205	7,874	6,205
Net Interest income (FTE)	$75,907	$79,773	$77,485	$78,932	$71,804	$75,907	$71,804

Total noninterest income	$32,021	$30,255	$38,272	$35,586	$33,302	$32,021	$33,302
Securities gains (losses)	—	—	—	1,257	(71)	—	(71)
Total noninterest income	$32,021	$30,255	$38,272	$34,329	$33,373	$32,021	$33,373
Total Income (FTE)	$107,928	$110,028	$115,757	$113,261	$105,177	$107,928	$105,177

Total noninterest expense	$69,309	$71,558	$76,468	$77,259	$69,814	$69,309	$69,814
Amortization of intangibles	1,563	1,624	1,684	1,742	1,697	1,563	1,697
Merger-related expenses	345	—	268	2,807	948	345	948
Debt extinguishment penalty	205	—	2,210	329	—	205	—
Loss share termination	$—	$2,053	$—	$—	$—	$—	$—
Total noninterest expense	$67,196	$67,881	$72,306	$72,381	$67,169	$67,196	$67,169

(4) Efficiency Ratio	62.26%	61.69%	62.46%	63.91%	63.86%	62.26%	63.86%